                       ARTHUR ANDERSEN LLP LETTERHEAD



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement (Registration Statement File No. 2-75276) for the following series of Connecticut Mutual Investment Accounts, Inc.: Liquid Account, Government Securities Account, Income Account, Total Return Account and Growth Account.


                                       /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
February 29, 1996

                       ARTHUR ANDERSEN LLP LETTERHEAD



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement (Registration Statement File No. 2-75276) for the following series of Connecticut Mutual Investment Accounts, Inc.: LifeSpan Diversified Income Account, LifeSpan Balanced Account and LifeSpan Capital Appreciation Account.


                                       /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
February 29, 1996